As Filed with the Securities and Exchange Commission on June 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0620426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Crescent Drive, Suite 200
Beverly Hills, California 90210

(310) 385-4000

(Address of principal executive offices) (Zip code)

RealD Inc. 2010 Stock Incentive Plan, As Restated

(Full title of the plan)

Michael V. Lewis

Chief Executive Officer

RealD Inc.

100 N. Crescent Drive, Suite 200

Beverly Hills, California 90210

(Name and address of agent for service)

(310) 385-4000

(Telephone number, including area code, of agent for service)

Copies to:

C. Thomas Hopkins, Esq. Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, California 90401 (310) 883-6400	Andrew A. Skarupa Chief Financial Officer Vivian Yang, Esq. Executive Vice President and General Counsel RealD Inc. 100 N. Crescent Drive, Suite 200 Beverly Hills, California 90210 (310) 385-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,012,778	(2)	$12.79	(3)	$25,743,431	(3)	$2,991.39
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the RealD Inc. 2010 Stock Incentive Plan, as restated (the “2010 Plan”) by reason of any stock split, stock dividend, recapitalization or any other similar transaction, effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of common stock.

(2)

Represents 2,012,778 additional shares of the Registrant’s common stock that became available for issuance on January 1, 2015 under the 2010 Plan, pursuant to an “evergreen” provision of the 2010 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2010 Plan automatically increases on January 1st of each year, starting on January 1, 2011 and continuing through January 1, 2020, by the lesser of (i) 4% of the number of shares of the Registrant’s common stock issued and outstanding on the immediately preceding December 31st, or (ii) 3,000,000 shares of common stock, or (iii) an amount determined by the Registrant’s board of directors.

(3)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on June 8, 2015.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS OF THE REGISTRATION STATEMENTS ON

FORMS S-8 NOS. 333-168538, 333-176109, 333-181816, 333-187823 AND 333-196502

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its common stock for issuance under the 2010 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 4, 2010 (File No. 333-168538), August 5, 2011 (File No. 333-176109), May 31, 2012 (File No. 333-181816), April 10, 2013 (File No. 333-187823) and June 4, 2014 (File No. 333-196502). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.                Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 15, 2010.	10-Q	001-34818	3.1	July 29, 2011

3.2	Amended and Restated Bylaws as amended and restated June 5, 2013.	10-K	001-34818	3.3	June 6, 2013

4.1	Specimen of common stock certificate.	S-1/A	333-165988	4.1	May 26, 2010

4.2	Amended and Restated Investors’ Rights Agreement, dated December 24, 2007, by and among the registrant, the founders and the investors named therein.	S-1/A	333-165988	4.2	May 26, 2010

4.3	Amendment and Agreement to Amended and Restated Investors’ Rights Agreement, dated June 11, 2010, by and among the registrant and the other signatories thereto.	S-1/A	333-165988	4.6	June 29, 2010

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on signature page).					X

99.1	RealD Inc. 2010 Stock Incentive Plan.	S-1/A	333-165988	10.3	June 29, 2010

99.2	Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan for the Chief Executive Officer.	S-1/A	333-165988	10.4	June 29, 2010

99.3	Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan for the executive officers.	S-1/A	333-165988	10.5	June 29, 2010

99.4	Form of Performance Stock Option Agreement for the 2010 Stock Incentive Plan for the Chief Executive Officer.	S-1/A	333-165988	10.6	June 29, 2010

99.5	Form of Performance Stock Option Agreement for the 2010 Stock Incentive Plan for the executive officers.	S-1/A	333-165988	10.7	June 29, 2010

99.6	Form of Stock Unit Agreement for the 2010 Stock Incentive Plan for the non-employee directors.	S-1/A	333-165988	10.8	June 29, 2010

99.7	Form of Stock Unit Agreement for the 2010 Stock Incentive Plan for the executive officers.	10-K	333-165988	10.46	June 10, 2011

99.8	Form of Performance Stock Unit Agreement for the 2010 Stock Incentive Plan for the executive officers.	8-K	001-34818	10.1	June 11, 2013

99.9	Form of Performance Stock Unit Agreement for the 2010 Stock Incentive Plan for the Chief Executive Officer.	8-K	001-34818	10.2	June 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on June 11, 2015.

REALD INC.

By:	/s/ Michael V. Lewis
Michael V. Lewis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael V. Lewis, Andrew A. Skarupa and Vivian Yang, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael V. Lewis	Chief Executive Officer and Chairman	June 11, 2015
Michael V. Lewis	(Principal Executive Officer)

/s/ Andrew A. Skarupa	Chief Financial Officer	June 11, 2015
Andrew A. Skarupa	(Principal Financial and Accounting Officer)

/s/ Laura J. Alber	Director	June 11, 2015
Laura J. Alber

/s/ Frank J. Biondi, Jr.	Director	June 11, 2015
Frank J. Biondi, Jr.

/s/ Richard L. Grand-Jean	Director	June 11, 2015
Richard L. Grand-Jean

/s/ David Habiger	Director	June 11, 2015
David Habiger

/s/ P. Gordon Hodge	Director	June 11, 2015
P. Gordon Hodge

/s/ Sherry Lansing	Director	June 11, 2015
Sherry Lansing

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 15, 2010.	10-Q	001-34818	3.1	July 29, 2011

3.2	Amended and Restated Bylaws as amended and restated June 5, 2013.	10-K	001-34818	3.3	June 6, 2013

4.1	Specimen of common stock certificate.	S-1/A	333-165988	4.1	May 26, 2010

4.2	Amended and Restated Investors’ Rights Agreement, dated December 24, 2007, by and among the registrant, the founders and the investors named therein.	S-1/A	333-165988	4.2	May 26, 2010

4.3	Amendment and Agreement to Amended and Restated Investors’ Rights Agreement, dated June 11, 2010, by and among the registrant and the other signatories thereto.	S-1/A	333-165988	4.6	June 29, 2010

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on signature page).					X

99.1	RealD Inc. 2010 Stock Incentive Plan.	S-1/A	333-165988	10.3	June 29, 2010

99.2	Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan for the Chief Executive Officer.	S-1/A	333-165988	10.4	June 29, 2010

99.3	Form of Nonstatutory Stock Option Agreement for the 2010 Stock Incentive Plan for the executive officers.	S-1/A	333-165988	10.5	June 29, 2010

99.4	Form of Performance Stock Option Agreement for the 2010 Stock Incentive Plan for the Chief Executive Officer.	S-1/A	333-165988	10.6	June 29, 2010

99.5	Form of Performance Stock Option Agreement for the 2010 Stock Incentive Plan for the executive officers.	S-1/A	333-165988	10.7	June 29, 2010

99.6	Form of Stock Unit Agreement for the 2010 Stock Incentive Plan for the non-employee directors.	S-1/A	333-165988	10.8	June 29, 2010

99.7	Form of Stock Unit Agreement for the 2010 Stock Incentive Plan for the executive officers.	10-K	333-165988	10.46	June 10, 2011

99.8	Form of Performance Stock Unit Agreement for the 2010 Stock Incentive Plan for the executive officers.	8-K	001-34818	10.1	June 11, 2013

99.9	Form of Performance Stock Unit Agreement for the 2010 Stock Incentive Plan for the Chief Executive Officer.	8-K	001-34818	10.2	June 26, 2013